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                                                                   EXHIBIT 10.12

                         THE GREENBRIER COMPANIES, INC.

            AGREEMENT CONCERNING INDEMNIFICATION AND RELATED MATTERS
                                   (DIRECTORS)

     This Agreement is made as of February 28, 2006, by and between THE GREENBRIER COMPANIES, INC., an Oregon corporation (the "Corporation"), and ___________ (the "Director"), a director of the Corporation.

     WHEREAS, it is essential to the Corporation to retain and attract as directors of the Corporation the most capable persons available and persons who have significant experience in business, corporate and financial matters; and

     WHEREAS, the Corporation has identified the Director as a person possessing the background and abilities desired by the Corporation and desires the Director to serve as a director of the Corporation; and

     WHEREAS, the substantial increase in corporate litigation may, from time to time, subject directors to burdensome litigation, the risks of which frequently far outweigh the advantages of serving in such capacity; and

     WHEREAS, in recent times the cost of liability insurance has increased and the availability of such insurance is, from time to time, severely limited; and

     WHEREAS, the Corporation and the Director recognize that serving as a director of a corporation at times calls for subjective evaluations and judgments upon which reasonable persons may differ and that, in that context, it is anticipated and expected that directors of corporations will and do from time to time commit actual or alleged errors or omissions in the good faith exercise of their corporate duties and responsibilities; and

     WHEREAS, it is the express policy of the Corporation to indemnify its directors to the fullest extent permitted by law; and

     WHEREAS, the Articles of Incorporation of the Corporation permit, and the Bylaws of the Corporation require, indemnification of the directors of the Corporation to the fullest extent permitted by law, including but not limited to the Oregon Business Corporation Act (the "OBCA"), and the OBCA expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and its directors with respect to indemnification; and

     WHEREAS, the Corporation and the Director desire to articulate clearly in contractual form their respective rights and obligations with regard to the Director's service on behalf of the Corporation as a director and with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to such service; and

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     WHEREAS, the Corporation and the Director are parties to an indemnification agreement, dated as of _________ (the "Delaware Indemnification Agreement"), that is governed by Delaware law and was entered into when the Corporation was incorporated in Delaware; and

     WHEREAS, as the Corporation has reincorporated in Oregon as of this date (the "Reincorporation"); and

     WHEREAS, in recognition of the differences between Oregon and Delaware law governing the indemnification of directors, the Corporation and the Director desire to enter into a new indemnification agreement that replaces their prior agreement as of the effective time of the Reincorporation;

     NOW THEREFORE, the Corporation and the Director agree as follows:

1.   Agreement to Serve.

     The Director shall serve as a director of the Corporation for so long as the Director is duly elected or until the Director tenders a resignation in writing. This Agreement creates no obligation on either party to continue the service of the Director for a particular term or any term.

2.   Definitions.

     As used in this Agreement:

     (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, whether formal or informal, in which the Director may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Director is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which exculpation, indemnification or reimbursement can be provided under this Agreement.

     (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under Section 12 of this Agreement, but shall not include amounts paid in settlement by the Director or the amount of judgments or fines against the Director.


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     (c)  References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, partner, trustee, manager, employee or agent which imposes duties on, or involves services by, such director, officer, partner, trustee, manager, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

     (d) References to "the Corporation" shall include, in addition to the resulting entity, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, partners, trustees, managers, employees or agents, so that any person who is or was a director, officer, partner, trustee, manager, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, partner, trustee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

     (e) For purposes of this Agreement, the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

          (i) to the fullest extent authorized or permitted by any amendments to or replacements of the OBCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or exculpate its directors; and

          (ii) to the fullest extent permitted by the provision of the OBCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the OBCA.

3.   Limitation of Liability

     To the fullest extent permitted by law, the Director shall have no monetary liability of any kind or nature whatsoever in respect of the Director's errors or omissions (or alleged errors or omissions) in serving the Corporation or any of its subsidiaries, their respective shareholders or any other enterprise at the request of the Corporation, so long as such errors or omissions (or alleged errors or omissions), if any, are not shown by clear and convincing evidence to have involved:


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          (i)  any breach of the Director's duty of loyalty to such entities, shareholders or enterprises;

          (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

          (iii) any transaction from which the Director derived an improper personal benefit;

          (iv) any unlawful distribution (including, without limitation, dividends, stock repurchases and stock redemptions), as defined in the OBCA or, as applicable, in the limited liability company act of the state where the Company's subsidiary is organized; or

          (v) profits made from the purchase and sale by the Director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

     (b) Without limiting the generality of subparagraph (a) above and to the fullest extent permitted by law, the Director shall have no personal liability to the Corporation or any of its subsidiaries, their respective shareholders or any other person claiming derivatively through the Corporation, regardless of the theory or principle under which such liability may be asserted, for:

          (i)  punitive, exemplary or consequential damages;

          (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained;

          (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or

          (iv) civil fines or penalties of any kind or nature whatsoever.

4.   Indemnity in Third Party Proceedings.

     The Corporation shall indemnify the Director in accordance with the provisions of this Section 4 if the Director was or is a party to, or is threatened to be made a party to, any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding if the Director acted in good faith and in a manner the Director reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the Director, in addition, had no reasonable cause to believe that the Director's conduct was unlawful.


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However, the Director shall not be entitled to indemnification under this
Section 4 in connection with any Proceeding charging improper personal benefit to the Director in which the Director is adjudged liable on the basis that personal benefit was improperly received by the Director unless and only to the extent that the court conducting such Proceeding, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

5.   Indemnity in Proceedings by or in the Right of the Corporation.

     The Corporation shall indemnify the Director in accordance with the provisions of this Section 5 if the Director was or is a party to, or is threatened to be made a party to, any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Director in connection with the defense or settlement of such Proceeding if the Director acted in good faith and in a manner the Director reasonably believed was in or not opposed to the best interests of the Corporation. However, the Director shall not be entitled to indemnification under this Section 5 in connection with any Proceeding in which the Director has been adjudged liable to the Corporation unless and only to the extent that the court conducting such Proceeding, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

6.   Indemnification of Expenses of Successful Party.

     Notwithstanding any other provisions of this Agreement other than Section 8, to the extent that the Director has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Director against all Expenses actually and reasonably incurred in connection therewith.

7.   Additional Indemnification.

     Notwithstanding any limitation in Sections 4, 5 or 6, the Corporation shall indemnify the Director to the fullest extent permitted by law with respect to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding.

8.   Exclusions.

     Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against the Director:


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     (a)  for which payment is required to be made to or on behalf of the
          Director under any insurance policy, except with respect to any excess amount to which the Director is entitled under this Agreement beyond the amount of payment under such insurance policy;

     (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy;

     (c) in connection with any Proceeding (or part of any Proceeding) initiated by the Director, or any Proceeding by the Director against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless:

          (i) the Corporation is expressly required by law to make the indemnification;

          (ii) the Proceeding was authorized by the Board of Directors of the Corporation; or

          (iii) the Director initiated the Proceeding pursuant to Section 12 of this Agreement and the Director is successful in whole or in part in such Proceeding; or

     (d) for an accounting of profits made from the purchase and sale by the Director of securities of the Corporation within the meaning of
          Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

9.   Advances of Expenses.

     The Corporation shall pay the Expenses incurred by the Director in any Proceeding (other than a Proceeding brought for an accounting of profits made from the purchase and sale by the Director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the Proceeding at the written request of the Director, if the Director:

     (a) furnishes the Corporation a written affirmation of the Director's good faith belief that the Director is entitled to be indemnified under this Agreement; and

     (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Director is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the Director but need not be secured.

     Advances pursuant to this Section 9 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in Sections 9(a) and 9(b) above,


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and shall be made without regard to the Director's ability to repay the amount advanced and without regard to the Director's ultimate entitlement to indemnification under this Agreement. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 9 or of other liability incurred by the Director in connection with any Proceeding.

10.  Nonexclusivity and Continuity of Rights.

     The indemnification, advancement of Expenses, and exculpation from liability provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under any other agreement, any articles of incorporation, bylaws, or vote of shareholders or directors, the OBCA, or otherwise, both as to action in the Director's official capacity and as to action in another capacity while holding such office or occupying such position. The indemnification under this Agreement shall continue as to the Director even though the Director may have ceased to be a director of the Corporation or a director, officer, partner, trustee, manager, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Director.

11.  Procedure Upon Application for Indemnification.

     Any indemnification under Sections 4, 5, 6 or 7 shall be made no later than 45 days after receipt of the written request of the Director, unless a determination that the Director is not entitled to indemnification under this Agreement is made within such 45 day period:

     (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the applicable Proceeding;

     (b) if a quorum cannot be obtained under paragraph (a) of this Section 11, then by a majority vote of a committee of the Board of Directors that is (i) duly designated by the Board of Directors, with the participation of directors who are parties to the applicable Proceeding and (ii) consists solely of two or more directors not parties to the applicable Proceeding;

     (c) by independent legal counsel in a written opinion, which counsel shall be appointed (i) by a majority vote of the Board of Directors or its committee in the manner prescribed by paragraph (a) or paragraph (b) of this Section 11, or (ii) if a quorum of the Board of Directors cannot be obtained under paragraph (a) of this Section 11 or a committee cannot be designated under paragraph (b) of this Section 11, then by a majority vote of the full Board of Directors, including directors who are parties to the applicable Proceeding; or

     (d)  by the shareholders of the Corporation.


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12.  Enforcement.

     The Director may enforce any right to indemnification, advances or exculpation provided by this Agreement in any court of competent jurisdiction if:

     (a) the Corporation denies the claim for indemnification, advances or exculpation, in whole or in part; or

     (b) the Corporation does not dispose of such claim within the time period required by this Agreement.

     It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to, and in compliance with, Section 9 of this Agreement) that the Director is not entitled to indemnification or exculpation under this Agreement. However, except as provided in Section 13 of this Agreement, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of Expenses pursuant to Section 9 of this Agreement if the Director has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification or exculpation is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or exculpation is proper in the circumstances because the Director has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel) that indemnification or exculpation is improper because the Director has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Director is not entitled to indemnification or exculpation under this Agreement or otherwise. The Director's expenses incurred in connection with successfully establishing the Director's right to indemnification, advances or exculpation, in whole or in part, in any Proceeding shall also be paid or reimbursed by the Corporation.

     The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that:

          (i) the Director is not entitled to indemnification under Sections 4, 5 or 7 of this Agreement because the Director did not act in good faith and in a manner which the Director reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Director's conduct was unlawful; or

          (ii) the Director is not entitled to exculpation under Section 3 of this Agreement.


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13.  Notification and Defense of Claim.

     As a condition precedent to indemnification under this Agreement, not later than 30 days after receipt by the Director of notice of the commencement of any Proceeding the Director shall, if a claim in respect of the Proceeding is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement of the Proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement. With respect to any Proceeding as to which the Director so notifies the Corporation of the commencement:

     (a) The Corporation shall be entitled to participate in the Proceeding at its own expense.

     (b) Except as otherwise provided in this Section 13, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Director. The Director shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Director reasonably concludes that there may be a conflict of interest between the Corporation and the Director in the conduct of the defense of the Proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Director has made the conclusion provided for in (i) above.

     (c) If two or more persons who may be entitled to indemnification from the Corporation, including the Director, are parties to any Proceeding, the Corporation may require the Director to use the same legal counsel as the other parties. The Director shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Director reasonably concludes that there may be a conflict of interest between the Director and any of the other parties required by the Corporation to be represented by the same legal counsel.

     (d) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Director shall permit the Corporation to settle any Proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Director without the Director's written consent.


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14.  Partial Indemnification.

     If the Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Director for the portion of such Expenses, judgments, fines or amounts paid in settlement to which the Director is entitled.

15.  Interpretation and Scope of Agreement.

     Nothing in this Agreement shall be interpreted to constitute a contract of service for any particular period or pursuant to any particular terms or conditions. The Corporation retains the right, in its discretion, to terminate the service relationship of the Director, with or without cause, or to alter the terms and conditions of the Director's service all without prejudice to any rights of the Director which may have accrued or vested prior to such action by the Corporation.

16.  Severability.

     If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the remainder of this Agreement shall continue to be valid and the Corporation shall nevertheless indemnify the Director as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

17.  Subrogation.

     In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director. The Director shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

18.  Notices.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery by hand to the party to whom the notice or other communication shall have been directed, or on the third business day after the date on which it is mailed by United States mail with first-class postage prepaid, addressed as follows:


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     (a)  If to the Director, to the address indicated on the signature page of this Agreement.

     (b)  If to the Corporation, to

          The Greenbrier Companies, Inc.
          One Centerpointe Drive, Suite 200
          Lake Oswego, Oregon 97035
          Attention: President

          With a copy to:

          General Counsel
          The Greenbrier Companies, Inc.
          One Centerpointe Drive, Suite 200
          Lake Oswego, Oregon 97035

or to any other address as either party may designate to the other in writing.

19.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

20.  Applicable Law.

     This Agreement shall be governed by and construed in accordance with the internal laws of the state of Oregon without regard to the principles of conflict of laws.

21.  Successors and Assigns.

     This Agreement shall be binding upon the Corporation and its successors and assigns.

22.  Attorney Fees.

     If any suit or action (including, without limitation, any bankruptcy proceeding) is instituted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the party not prevailing, in addition to other relief that may be provided by law, an amount determined reasonable as attorney fees at trial and on any appeal of such suit or action.


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23.  Jurisdiction and Venue.

     Each party hereto expressly and irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in such court and to the appellate courts in connection with any appeal. The parties expressly waive all defenses of lack of personal jurisdiction, improper venue and forum non-conveniens with respect to such federal and state courts sitting within Multnomah County, Oregon. The parties expressly consent to (i) service of process being effected upon them by certified mail sent to the addresses set forth in this Agreement and (ii) any final judgment rendered against a party in any action or proceeding being enforceable in other jurisdictions in any manner provided by law.

24.  Delaware Indemnification Agreement.

This Agreement supersedes and replaces the Delaware Indemnification Agreement as of the effective time of the Reincorporation. However, the Delaware Indemnification Agreement shall continue to govern any claim for or right to indemnification arising prior to the effective time of the Reincorporation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CORPORATION:
THE GREENBRIER COMPANIES, INC.          DIRECTOR:


By:
    ---------------------------------   ----------------------------------------
Title:                                  [Director]
       ------------------------------   [Address]

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